Registration No. 333-_________

As filed with the Securities and Exchange Commission on November 17, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Metropolitan Bank Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

New York	13-4042724
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

99 Park Avenue

New York, New York 10016

(Address of Principal Executive Offices)

MetBank Holding Corp. 1999 Stock Option Plan and

Metropolitan Bank Holding Corp. 2009 Equity Incentive Plan

(Full Title of the Plans)

Copies to:

Mr. Mark R. DeFazio
President and Chief Executive Officer	Gary A. Lax, Esquire
Metropolitan Bank Holding Corp.	Luse Gorman, PC
99 Park Avenue	5335 Wisconsin Ave., N.W., Suite 780
New York, New York 10016	Washington, DC 20015-2035
(212) 365-6700	(202) 274-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	45,500 (2)	$30.00(7)	$1,365,000	$170
Common stock, par value $0.01 per share	231,000 (3)	$18.00(7)	$4,158,000	$518
Common stock, par value $0.01 per share	89,079 (4)	$36.70(8)	$3,269,199	$407
Common stock, par value $0.01 per share	823,122 (5)	$36.70(8)	$30,208,577	$3,761
Total Stock Options	1,099,622 (6)	$—	—	N/A (9)
Total Securities	2,288,323		$39,000,776	$4,856

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(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the MetBank Holding Corp. 1999 Stock Option Plan and the Metropolitan Bank Holding Corp. 2009 Equity Incentive Plan (the “Equity Incentive Plans”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Metropolitan Bank Holding Corp. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a).
(2)	Represents the number of shares of common stock currently reserved for issuance upon the exercise of options that were granted in December 2012 and December 2013 pursuant to the Equity Incentive Plans.
(3)	Represents the number of shares of common stock reserved for issuance upon the exercise of options that were granted on February 14, 2014, January 1, 2015 and January 1, 2016 pursuant to the Equity Incentive Plans.
(4)	Represents the number of shares of common stock that have been awarded as restricted stock but are unvested pursuant to the Equity Incentive Plans.
(5)	Represents the number of shares of common stock that remain available for issuance under the Equity Incentive Plans with respect to grants of stock options and restricted stock.
(6)	Represents the number of stock options that (i) have been awarded and are unexercised; and (ii) remain available for issuance under the Equity Incentive Plans.
(7)	Determined pursuant to 17 C.F.R. Section 230.457(h)(1) under the Securities Act upon the basis of the price at which the options may be exercised.
(8)	Determined pursuant to 17 C.F.R. Section 230.457(h)(1) and 230.457(c) under the Securities Act.
(9)	Pursuant to 17 C.F.R. Section 230.457(h)(3) of the Securities Act no registration fee is required to be paid.

_________________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

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PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Equity Incentive Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)       The latest prospectus filed by Metropolitan Bank Holding Corp. (the “Company”) pursuant to Rule 424(b)(4) of the Securities Act with the Commission on November 8, 2017 (Commission File No. 333-220805); and

(b)       All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the latest prospectus filed by the Company referred in (a) above; and

(c)       The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on November 7, 2017 (File No. 001-38282).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

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Item 6. Indemnification of Directors and Officers

Reference is made to Sections 721 to 725 of the New York Business Corporation Law (“NYBCL”) which provide for indemnification of directors and officers, subject to certain limitations, for liabilities and expenses in connection with actions or proceedings involving them in such capacity. Pursuant to Section 721 of the NYBCL, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Section 402(b) of the NYBCL permits a certificate of incorporation to set forth a provision limiting or eliminating the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of a director (i) if a judgment or other final adjudication adverse to him or her establishes that his or her acts were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) in certain other cases specified in Section 719 of the NYBCL.

Articles Sixth and Seven of the Certificate of Incorporation of Metropolitan Bank Holding Corp. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

SIXTH: No director of the Corporation shall have any personal liability to the Corporation or its shareholders for damage resulting from any breach of such director’s duties as a director of the Corporation, provided that this provision shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL.

SEVENTH: The Corporation shall indemnify any present or former officer or director of the Corporation or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Corporation, against judgments, fines (including excise tax assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses, including without limitation, court costs, attorneys’ fees and disbursements and those of accountants and other experts and consultants incurred as a result of such action or proceeding or any appeal therein, all of which expenses as incurred shall be advanced by the Corporation pending the final disposition of such action or proceeding. Such required indemnification shall be subject only to the exception that no indemnification may be made to or on behalf of any director or officer in the event and to the extent that a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled (provided, however, that indemnification shall be made upon any successful appeal of any such adverse judgment or final adjudication). For purposes of this article, the Corporation shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any and other rights to which any such person, his testator or intestate, may be entitled apart from this provision.

Item 7. Exemption From Registration Claimed.

Not applicable.

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Item 8. List of Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4.1	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman, PC	Attached as Exhibit 5

10.1	Metropolitan Bank Holding Corp. 2009 Equity Incentive Plan	**

10.2	MetBank Holding Corp. 1999 Stock Option Plan	***

23.1	Consent of Luse Gorman, PC	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page

_________________________

*	Incorporated by reference to Exhibit 4.1 in the Registration Statement on Form S-1 (File No. 333-220805) originally filed by the Company under the Securities Act of 1933 with the Commission on October 4, 2017, and all amendments or reports filed thereto.
**	Incorporated by reference to Exhibit 10.4 in the Registration Statement on Form S-1 (File No. 333-220805) originally filed by the Company under the Securities Act of 1933 with the Commission on October 4, 2017, and all amendments or reports filed thereto.
***	Incorporated by reference to Exhibit 10.6 in the Registration Statement on Form S-1 (File No. 333-220805) originally filed by the Company under the Securities Act of 1933 with the Commission on October 4, 2017, and all amendments or reports filed thereto.

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Item 9. Undertakings

The undersigned Registrant hereby undertakes:

1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2.       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

4.       That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of November, 2017.

METROPOLITAN BANK HOLDING CORP.

By:	/s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Metropolitan Bank Holding Corp. (the “Company”) hereby severally constitute and appoint Mark R. DeFazio, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Mark R. DeFazio may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock issued under the Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Mark R. DeFazio shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/s/ Mark R. DeFazio Mark R. DeFazio	President and Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2017

/s/ Sangeeta Kishore Sangeeta Kishore	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 17, 2017

/s/ David M. Gavrin David M. Gavrin	Chairman of the Board	November 17, 2017

/s/ Dale Fredston Dale Fredston	Director	November 17, 2017

/s/ David Gold David Gold	Director	November 17, 2017

/s/ Mark H. Goldberg Mark H. Goldberg	Director	November 17, 2017

/s/ Harvey M. Gutman Harvey M. Gutman	Director	November 17, 2017

/s/ Terence J. Mitchell Terence J. Mitchell	Director	November 17, 2017

/s/ Robert C. Patent Robert C. Patent	Director	November 17, 2017

/s/ Maria Ramirez Maria Ramirez	Director	November 17, 2017

/s/ William Reinhardt William Reinhardt	Director	November 17, 2017

/s/ Robert Usdan Robert Usdan	Director	November 17, 2017

/s/ George J. Wolf, Jr. George J. Wolf, Jr.	Director	November 17, 2017

EXHIBIT INDEX

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4.1	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman, PC	Attached as Exhibit 5

10.1	Metropolitan Bank Holding Corp. 2009 Equity Incentive Plan	**

10.2	MetBank Holding Corp. 1999 Stock Option Plan	***

23.1	Consent of Luse Gorman, PC	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page

_________________________

*	Incorporated by reference to Exhibit 4.1 in the Registration Statement on Form S-1 (File No. 333-220805) originally filed by the Company under the Securities Act of 1933 with the Commission on October 4, 2017, and all amendments or reports filed thereto.
**	Incorporated by reference to Exhibit 10.4 in the Registration Statement on Form S-1 (File No. 333-220805) originally filed by the Company under the Securities Act of 1933 with the Commission on October 4, 2017, and all amendments or reports filed thereto.
***	Incorporated by reference to Exhibit 10.6 in the Registration Statement on Form S-1 (File No. 333-220805) originally filed by the Company under the Securities Act of 1933 with the Commission on October 4, 2017, and all amendments or reports filed thereto.